                                                                  Exhibit 10.27


                              AMENDED AND RESTATED

                             REIMBURSEMENT AGREEMENT

                                      among

                         FLORIDA CONVALESCENT ASSOCIATES

                            NATIONAL HEALTHCORP L.P.

                                       and

                    THE BANK OF TOKYO, LTD., NEW YORK AGENCY


           ----------------------------------------------------------
                                   $6,000,000
                  Dade County Industrial Development Authority
           Industrial Development Revenue Bonds (Florida Convalescent
                        Associates Project), Series 1986
           ----------------------------------------------------------

                          ----------------------------
                          Dated as of December 1, 1986
                  and Amended and Restated as of March 1, 1991
                          ----------------------------

                               TABLE OF CONTENTS

                                                                           Page
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
Recitals.
  1.  Reimbursement and Other Payments...................................    2

  2.  Agreements of Bank; Conditions Precedent to
      Issuance of Letters of Credit......................................    5

  3.  Obligations Absolute...............................................    8

  4.  Security for Reimbursement Obligations..............................   9

  5.  Representations and Warranties of the
      Partnership, the Guarantor and F.M.S.C.............................   10

  6.  Covenants of the Partnership.......................................   14

  7.  Covenants of the Guarantor.........................................   19

  8.  Events of Default and Default Rate.................................   21

  9.  Rights and Remedies................................................   22

  10. No Waiver; Remedies................................................   23

  11. Right of Set-Off...................................................   23

  12. Indemnification....................................................   23

  13. Continuing Obligation; Assignment..................................   24

  14. Transfer of Letter of Credit, Reduction,
      Reinstatement and Termination of Letter of
      Credit and Related Matters.........................................   24

  15. Liability of Bank..................................................   25

  16. Costs, Expenses and Taxes..........................................   26

  17. Definitions........................................................   27

  18. Amendments, Etc....................................................   29

  19. Notices............................................................   29

  20. Participations.....................................................   30

                                       (i)

                                                                          Page
                                                                          ----
    21. Jurisdiction.....................................................  30

    22. Waiver of Jury Trial.............................................  31

    23. Severability.....................................................  31

    24. Governing Law....................................................  31

    25. Headings.........................................................  31

 Signatures..............................................................  32

 Exhibit I - Form of Irrevocable Letter of Credit

 Exhibit II - Form of Guaranty Agreement


                                      (ii)

                              AMENDED AND RESTATED
                            REIMBURSEMENT AGREEMENT

         AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of December 1, 1986 and amended and restated as of March l, 1990, among Florida Convalescent Associates, a Florida general partnership (the "Partnership"), National HealthCorp L.P., a Delaware limited partnership (the "Guarantor") and The Bank of Tokyo, Ltd., New York Agency, a New York agency of a Japanese banking corporation (the "Bank").

         WHEREAS:

         A. The Dade County Industrial Development Authority, as Issuer (the "Issuer"), has issued its Industrial Development Revenue Bonds (Florida Convalescent Associates Project), Series 1986 (the "Bonds") pursuant to an Amended and Restated Trust Indenture dated as of December 1, 1986 and amended and restated as of April 1, 1987 among the Issuer, Third National Bank in Nashville, as Trustee (the "Original Trustee"), and Sun Bank/South Florida, N.A., a national banking association (the "Co-Trustee"), as Co-Trustee (the "Indenture").

         B. The unpaid aggregate principal amount of the Bonds outstanding is $5,800,000.

         C. The proceeds from the sale of the Bonds have been advanced by the Issuer to the Partnership for the purpose of acquiring, constructing and equipping a nursing home facility in Dade County, Florida owned by the Partnership.

         D. Under the terms of the Indenture, the Partnership has heretofore furnished an Irrevocable Letter of Credit No. SB7832 dated December 29, 1986 (the "Original Letter of Credit") issued by Sun Bank, National Association, Orlando, Florida (the "Original Bank") to the Original Trustee for the account of the Partnership and the Guarantor which provides credit and liquidity support for the Bonds.

         E. At the request of the Company and the Guarantor:

            the Original Trustee has resigned as Trustee under the Indenture and the Issuer and the Bondholders have appointed The Bank of Tokyo Trust Company, a New York banking corporation (the "Trustee"), as Successor Trustee under the Indenture, in each case effective as of the date hereof.

         F. The Partnership has requested the Bank to substitute for the Original Letter of Credit its Irrevocable Letter of Credit substantially in the form of Exhibit I hereto (the "Letter of Credit").

         G. The Original Letter of Credit was issued by the Bank pursuant to a Reimbursement Agreement dated as of December l, 1986 among the Partnership, the corporate predecessors to the Guarantor, and the Original Bank which as of the date hereof has been assigned by the Original Bank to the Bank.

         H. As a condition to the issuance and maintenance of the Letter of Credit, the Partnership, the Guarantor and the Bank desire to specify the reimbursement and other obligations of the Partnership and the Guarantor to the Bank, and to amend such original Reimbursement Agreement inter alia to (i) reduce the required Letter of Credit fee, (ii) extend the termination date of the Letter of Credit and (iii) make certain changes in the representations, warranties and covenants of the parties thereto and the terms and conditions thereof.

         I. A corporate predecessor of the Guarantor entered into a management agreement with the Partnership providing for the management of the Project.

         J. The parties hereto wish for convenience to restate in their entirety the terms of the Reimbursement Agreement under this Amended and Restated Reimbursement Agreement as further amended hereby.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the Partnership, the Guarantor and the Bank hereby agree as follows.

         SECTION 1. Reimbursement and Other Payments.

(a) Reimbursement. The Partnership and the Guarantor, jointly and severally, hereby agree to pay to the Bank:

                  (i) on the Business Day five days prior to any drawing under the Letter of Credit pursuant to Section 503 of the Indenture with respect to the interest on any Bond (other than Bonds purchased or deemed purchased as contemplated by Section 1(a)(vi) hereof) but not later than the Termination Date, the Partnership and the Guarantor. shall pay to the Bank an amount equal to the total amounts to be so drawn under the Letter of Credit with respect to such interest;

                  (ii) on the Business Day five days prior to the first day of each month, the Partnership and the Guarantor shall pay to the Bank an amount equal to one twelfth of the Amortization Installment next coming due to be deposited and held in a separate sub-account and designated the "Florida

         Convalescent Associates Amortization Installment Subaccount";

                  (iii) except as described in Section 1(a)(vi) below, on the day of any other draw under the Letter of Credit pursuant to the Indenture, a sum equal to the amount drawn;

                  (iv) on the day of each draw under the Letter of Credit pursuant to the Indenture (other than draws for which the Company and the Guarantor have paid to the Bank the amount to be so drawn pursuant to Section l(a)(i) or (ii)), a sum equal to such amount as shall be necessary to cover the costs of transferring funds and other costs and expenses of the Bank, if any, incurred in connection with such draw;

                  (v) on demand, any amount that is paid by the Bank in connection with its exercise of its discretionary rights pursuant to
         Section 9(b) hereof;

                  (vi) on or before 180 days following the date of any drawing under the Letter of Credit with respect to payment of the portion of the purchase price corresponding to the principal on any Bonds delivered to the Tender Agent pursuant to Section 923 of the Indenture, which Bonds shall be, for purposes hereof, deemed to have been purchased by the Partnership and the Guarantor and shall be pledged to the Bank pursuant to this Agreement, the Partnership and the Guarantor shall pay to the Bank (i) an amount equal to the total amounts drawn under the Letter of Credit to pay the principal portion only of the purchase price of said Bonds plus (ii) interest on any and all amounts remaining unpaid by the Partnership and the Guarantor attributable to a drawing on the Letter of Credit from the date of such drawing (regardless of any grace period permitted under Section 8 hereof) until payment in full, at a rate per annum equal to the Bank Rate plus 1/4 of 1% for the first 90 days from the date of such drawing, and at a rate per annum equal to the Bank Rate plus 1/2 of 1% thereafter; and

                  (vii) on demand, any and all reasonable charges and expenses incurred by the Bank including reasonable fees and costs of Bank's counsel in enforcing any rights under this Agreement following the occurrence of a Default.

                  The interest portion of the purchase price of Bonds purchased with proceeds from a draw under the Letter of Credit, the principal portion of which is repayable under Section 1(a)(vi) above, shall be repaid on the Business Day next succeeding the draw under the Letter of Credit.

                   Except as otherwise provided in this Agreement, prior to the time of a drawing under the Letter of Credit, the Partnership and the Guarantor shall not be entitled to prepay to the Bank, and the Bank shall not accept prepayment for, the reimbursement obligation of the Partnership and the Guarantor for the amount drawn. All calculations of interest hereunder shall be made on a daily basis and on the basis of a 360-day year and actual days elapsed.

                  (b) Fees. The Partnership and the Guarantor hereby agree to pay to the Bank a letter of credit fee with respect to the Letter of Credit, computed (on the basis of a year of 360 days) at the rate of 1% per annum on the Stated Amount available under the Letter of Credit, from and including the date of issuance of the Letter of Credit (the "Date of Issuance") through and including the termination of the Letter of Credit, whether or not extended by the Bank as provided herein, payable quarterly in advance on the Date of Issuance and thereafter on the first day of January, April, July and October of each year, commencing as of April 1, 1991, with a final quarterly payment on April 1, 1995. The letter of credit fee shall be earned when due and shall not be subject to any refund or reduction under any circumstances whatsoever.

                  (c) Payments in Respect of Increased Costs. If any change in any law, executive order or regulation or in any request or directive of any administrative or governmental authority (whether or not having the force of law) or in the interpretation of any of the foregoing by any court or administrative or governmental authority charged with the administration thereof applicable to the Bank or any Participant shall either (i) impose, modify or deem applicable any reserve, risk/capital adequacy, special deposit or similar requirement against letters of credit issued by the Bank or participation therein by any Participant (ii) impose on the Bank or any Participant any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Bank or any Participant of issuing or maintaining the Letter of Credit or participation therein, then the Partnership and the Guarantor shall pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank or such Participant for such increased costs together with interest on each such amount from the date demanded until payment in full thereof at the Bank Rate. The Bank's or a Participant's determination of the amount of such costs and the allocation, if any, of such costs among the Bank or such Participant and other customers which have arrangements with the Bank or such Participant similar to this Agreement, if done in good faith and if such allocation is made on an equitable basis, shall, in the absence of manifest error, be conclusive.

         (d) Payments and Reimbursement Account.

                       (i) All payments by the Partnership and the Guarantor to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 4:00 p.m., New York time, on the date such payments are due at the Bank's office at 100 Broadway, New York, New York 10005, Attention: National Banking Department, with specific reference to the Letter of Credit by number, or otherwise as may be directed by the Bank by notice to the Partnership and the Guarantor. In the case of payments of the obligations under Section l(a), such payments shall be accompanied by a written advice stating whether such payment is to reimburse the Bank for a drawing which applied to the payment of interest on the Bonds, principal of the Banks or purchase price of Bonds. In the event that the date specified for any payment hereunder is not a Business Day, such payment shall be made not later than the next following Business Day and interest shall be paid at the rate provided for herein on any such payment to the Business Day on which such payment is made.

                       (ii) The Bank shall open and maintain on its books a Reimbursement Account and shall debit such Reimbursement Account with the amount of each drawing and accrued interest thereon and shall credit such Reimbursement Account for each payment under Section l(a). The records of the Bank with respect to the Reimbursement Account shall be prima facie evidence in the absence of manifest error of the reimbursement obligation of the Partnership under Section l(a) and accrued interest thereon and all payments made by the Partnership with respect thereto.

SECTION 2. Agreements of Bank; Conditions Precedent to Issuance of Letter of Credit.

         (a) Agreements of Bank. Subject to the terms and conditions of this Agreement, the Bank agrees to issue the Letter of Credit in the initial Stated Amount of $5,843,983 and with an initial termination date of July l, 1995 on the Date of Issuance.

         At the request of the Partnership and the Guarantor, during the 60-day period following January 1 of the year of the termination date then in effect, the Bank may at its option extend the term of the Letter of Credit for an additional two year period beyond the termination date then in effect, or for such other period as the Partnership, the Guarantor and the Bank shall agree upon at the time of such extension. If no written consent as to the extension of the Letter of Credit is given by the Bank then the Letter of Credit shall expire on the termination date then in effect. Any such extension shall be deemed to extend the term of the Letter of Credit upon the same terms and conditions as shall then be in effect, except as the Partnership, the Guarantor and the Bank shall otherwise agree and subject to the terms and conditions of the Indenture. Any such date to which the term of the Letter of Credit shall be extended shall, from and after the date of such extension, constitute the termination date then in effect for all purposes of this Agreement and the Letter of Credit.

         (b) Conditions Precedent to Issuance of Letter of Credit.

                  (i) The Bank shall have received on or before the Date of Issuance the following, in form and substance satisfactory to the Bank and its counsel:

                           (A) certified copies of the Certificate of Limited
                  Partnership and Partnership Agreement of the Guarantor, and Certificate of General Partnership and Partnership Agreement of the Partnership;

                           (B) certificates dated the Date of Issuance from the
                  general partner of the Partnership and the Guarantor certifying the names and true signatures of the officers of the general partner of the Partnership and the Guarantor who are authorized to sign the Basic Documents and other documents to be delivered by the Partnership and Guarantor;

                           (C) copies of the resolutions adopted by the
                  Partnership and the Guarantor authorizing the execution, delivery and performance of this Agreement, the Guaranty Agreement and the other Basic Documents to which either is a party, certified as of the Date of Issuance by an officer of the general partner of the Partnership and the Guarantor;

                           (D) a favorable opinion dated the Date of Issuance of
                  Messrs. Robenalt, Rodabaugh & Staley, counsel for the Partnership, with respect to the enforceability against the Partnership of this Agreement and the other Basic Documents and such further matters as the Bank may request;

                           (E) a favorable opinion dated the Date of Issuance of
                  Richard F. LaRoche, Jr., counsel for the

                  Guarantor, with respect to the enforceability against the Guarantor of this Agreement, the Guaranty Agreement and the other Basic Documents and such further matters as the Bank may request;

                           (F) a favorable opinion of Messrs. Squire, Sanders &
                  Dempsey, Bond Counsel, with respect to compliance with the requirements of the Indenture and the Contract and such further matters as the Bank or the Trustee may request;

                           (G) the Guaranty Agreement, duly executed by the
                  Guarantor and the Bank;

                           (H) an executed copy (or a duplicate thereof) of the
                  Indenture, the Contract, the Mortgage, the Trustee Assignment of Mortgage, the Bank Assignment of Mortgage, the Mortgage Amendment, the Substitution Agreement, this Agreement and each of the documents required to be delivered by the Partnership or the Issuer in connection with the Original Letter of Credit or the Letter of Credit;

                           (I) evidence of the valid creation and perfection of
                  the liens and security interests referred to in Section 4 hereof in favor of the Bank;

                           (J) satisfactory evidence of a title insurance policy
                  (current ALTA Loan Policy form) covering the real property included in the Project, in form and substance satisfactory to the Bank, and subject only to permitted exceptions and other exceptions approved by the Bank;

                           (K) certificates of insurance effective as of the
                  Date of Issuance against casualty and public liability in connection with the real and tangible personal property included in the Project, naming the Trustee and the Bank as loss payees and additional insureds, showing amounts of coverage and insurers satisfactory to the Bank; and

                           (L) such other documents, instruments, approvals
                  (and, if requested by the Bank certified duplicates of executed copies thereof) or opinions as the Bank or its counsel may reasonably request.

                  (ii) The following statements shall be true and correct on the Date of Issuance, and the Bank shall have received a certificate signed by an officer of the general partner of the Partnership and the Guarantor dated the Date of Issuance, stating that:

                           (A) the representations and warranties contained in
                  Section 5 (with respect to the Partnership) and Section 6 (with respect to the Guarantor) of this Agreement and all representations and warranties of the Partnership and the Guarantor contained in the other Basic Documents are correct on and as of the Date of Issuance as though made on and as of such date; and

                           (B) no Default or Event of Default has occurred and
                  is continuing, or would result from the issuance of the Letter of Credit and no event has occurred and is continuing which would constitute any such Event of Default but for the requirement that notice be given or time elapse or both.

                  (iii) On the Date of Issuance the Indenture shall be in full force and effect;

                  (iv) On the Date of Issuance:

                           (A) The issuance of the Letter of Credit shall not
                  subject the Bank to any penalty or special tax and shall not be prohibited by any law, governmental order or regulation, and all necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person to or of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect; and

                           (B) No change or prospective change in law or
                  regulation, or any interpretation thereof by any court or administrative banking or governmental authority charged or claiming to be charged with the administration thereof applicable to the Bank, the Letter of Credit or the Bonds or change in circumstances affecting the market for tax exempt securities has occurred, which in the opinion of the Bank, would have any effect described in Section 1(c) or would increase the risk to the Bank with respect to payments under this Agreement or the security therefor.

                  SECTION 3. Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the obligations of the Partnership and the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the existence of any claim, set-off, defense or other right which the Partnership and the Guarantor may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, any of the other Basic Documents or any unrelated transaction.

                  SECTION 4. Security for Reimbursement Obligation.

                  (a) As security for payment of the obligations of the Partnership and the Guarantor pursuant to Section 1 hereof or otherwise hereunder, the Partnership has granted to the Original Trustee and the Original Bank, and the Original Trustee has assigned to the Trustee its interest in, for the benefit of the Bank and the Bondholders, (i) a first mortgage lien on the Project realty, the priority of which shall be evidenced by a mortgagee title insurance policy, subject only to exceptions other than Permitted Exceptions as described in Exhibit B to the Mortgage, all of which the Bank must have consented to in writing; (ii) a security interest in all machinery, equipment, furniture, fixtures, and furnishings owned by Partnership and located at any time on the Project site, and all contract rights of Partnership relating to the Project; (iii) an assignment of any and all rents and leases relating to the Project; and (iv) an assignment of all rights of the Partnership with respect to the management, construction management, and leasing of the Project, and the Partnership shall cause all direct interests and lien and security interests held by the Original Bank in the foregoing to be assigned by the Original Bank to the Bank. In addition, the reimbursement obligations and other of the Partnership under this Agreement shall be unconditionally guaranteed by the Guarantor pursuant to the Guaranty Agreement.

                  (b) As security for the payment of the obligations of the Partnership and the Guarantor pursuant to Section 1 and otherwise hereunder the Partnership hereby grants to the Bank a lien on moneys or instruments (at such times as they become payable to the Partnership under the Indenture) which the Partnership has an interest in or title to pursuant to the Indenture, now or hereafter held in the Bond Fund or otherwise by the Trustee under any provision of the Indenture and in the right of the Partnership to receive any such money or instruments. The Bank hereby confirms that such lien is and shall be junior and subordinate to the lien on such moneys in favor of the Trustee for the Bondholders.

                  (c) As security for the payment of the obligations of the Partnership and the Guarantor pursuant to Section 1 and otherwise hereunder, the Partnership and the Guarantor hereby pledge, assign, hypothecate, transfer, and deliver to the Bank all of its or their right, title, and interest to the "Purchased Bonds" (as hereinafter defined) as the same may be from time to time delivered to the Tender Agent or Paying Agent, as the case may be by the owners thereof, which Purchased Bonds are deemed to be purchased by the Partnership or the Guarantor, as the case may be, pursuant to Section 1 of this Agreement. The Partnership and the Guarantor hereby grant to the Bank a first lien on, and security interest in, its or their right, title and interest in and to the Purchased Bonds, the interest thereon and all proceeds thereof as collateral security for the prompt and complete payment when due of all amounts due in respect of the payment obligations of the Partnership and the Guarantor set forth in this Agreement and interest on such amounts as set forth herein. The term "Purchased Bonds" shall mean Bonds purchased with the proceeds of a draw on the Letter of Credit as to which the Stated Amount of the Letter of Credit has not been reinstated in the amount of such drawings made for the payment of the portion of the purchase price with respect to principal of such Bonds.

                  (d) As security for the payment of the obligations of the Partnership and the Guarantor pursuant to Section 1 and otherwise hereunder, the Partnership and the Guarantor hereby pledge, assign, hypothecate, transfer, and deliver to the Bank all of its or their right, title, and interest to any and all bank accounts, savings accounts, certificates of deposit or any other accounts maintained by the Partnership or the Guarantor at the Bank. The Partnership and the Guarantor acknowledge and agree that all monies held or pledged to the Bank hereunder and the proceeds from investment thereof shall be subject to the requirements of Section 7.8 of the Contract.

                  SECTION 5. Representations and Warranties of the Partnership and the Guarantor

                  1. The Partnership represents and warrants as follows:

                  (a) Partnership Existence. The Partnership is a general partnership duly organized validly existing and in good standing under the laws of the State of Florida, and has all requisite partnership power and authority to conduct its business, to own its properties and to execute and deliver and to perform all of its obligations under the Basic Documents.

                  (b) Authorization; No Conflict. The execution, delivery and performance by the Partnership of this Agreement and each other Basic Document are within the Partnership's powers, have been duly authorized by all necessary partnership action, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Partnership or of the General Partnership Agreement of the Partnership, bylaws of the Authority, including all amendments thereto, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Partnership is a party or by which it or its properties may be bound or affected, or (iii) except as provided in or contemplated by the Basic Documents, result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Partnership's properties.

                  (c) Approvals. No consent of any person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the valid or due execution, delivery and performance by the Partnership of any Basic Document, other than such consents, authorizations, approvals or actions which cannot be obtained on the date hereof and are not required to be obtained on the date hereof. The Partnership is in compliance with all of the terms and conditions of each such consent, authorization, approval or action already obtained, has applied for each such consent, authorization, approval or action that may be applied for at this rime and has met or has made provisions adequate for meeting all requirements for each such consent, authorization, approval or action nor yet obtained.

                  (d) Binding Obligations. Each of the Basic Documents is a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

                  (e) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership or the properties of the Partnership before any court or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Partnership would have a material adverse effect on the financial condition, properties or operations of the Partnership, except as set forth in Exhibit A hereof, or which questions the validity of any Basic Document or any action taken or to be taken pursuant thereto.

                  (f) No Defaults. The Partnership is not in violation of any statute or other law or in default under any order, regulation or ruling of any court or other tribunal or governmental or administrative authority or agency, or in default under its General Partnership Agreement, any indenture, agreement, lease, instrument or other undertaking to which the Partnership is a party or by which it or its property or assets may be bound or affected, which has a material adverse effect on the business or operations of the Partnership. No default has occurred with respect to the Partnership.

                  (g) No Material Restrictions. The Partnership is not subject to any charter, corporate or other legal restriction, or any contract, lease or other agreement, or any judgment, decree, order, law, rule or regulation which in the judgment of the Partnership has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Partnership or on its ability to carry out its obligations under the Basic Documents, except as otherwise reflected in adequate reserves.

                  (h) Information. No certificate, report or other paper furnished by the Partnership to the Bank or any other Person in connection with the Basic Documents contains as of its effective date any material misstatement of fact or fails to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of such date, and all of the information contained therein is true, accurate and complete in all material respects as of such date.

                  (i) Properties and Leases. The Partnership has good and marketable title to all of its real and personal properties and tangible assets, and except as otherwise heretofore disclosed to the Bank in writing, all such properties and assets are free and clear of mortgages, security interests and other encumbrances. The Partnership enjoys peaceful and undisturbed possession in all material respects under all material leases as to which it is a lessee and all such leases are valid and subsisting and in full force and effect.

                  (j) Financial Statements. The financial statements of the Partnership which have been delivered to the Bank fairly present the financial condition of the Partnership as of the dates thereof, all in accordance with generally accepted accounting principles consistently applied, and since such dates, there has been no material adverse change in such condition.

                  (k) ERISA Compliance. The Partnership is in substantial compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, and the Partnership has not failed to comply with any such provision, regulation or interpretation which would subject the Partnership to any material tax or penalty. No Reportable Event (as defined in Section 4043(b) of Title IV of ERISA) has occurred with respect to any pension plan which might constitute grounds for a termination of, and no proceedings have been instituted by the Partnership to withdraw from or to terminate, any pension plan as to which either may have any material liability.

                  (l) Hazardous Substances. Except as heretofore separately disclosed to the Bank in writing, the Project is presently in substantial compliance with all applicable Hazardous Substance Laws relating to or affecting the Project (including but not limited to, the discharge or removal of any Hazardous Substances from the Project site), and to the Partnership's knowledge there is not now pending or threatened any action, suit, investigation or proceeding against the Partnership (other than as has been previously disclosed in writing to the Bank) or the Project, or against any other party relating to the Project, seeking to enforce any right or remedy under any applicable Hazardous Substance Laws.

                  (m) Collateral. The provisions of the Mortgage Amendment and Assignment will be effective to create in favor of the Bank a legal, valid and enforceable security interest in and lien on the "Mortgaged and Secured Property" (as defined in the Mortgage), upon the recording of the Mortgage Assignment and Amendment and the filing of properly executed UCC-1 financing statements.

                  2. The Guarantor represents and warrants as follows:

                  (a) Partnership Existence. The Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite capacity and authority to enter into this Agreement and perform its obligations hereunder, and the assumption by the Guarantor of its obligations hereunder will result in direct financial benefits to the Guarantor.

                  (b) Binding Obligations. This Agreement constitutes a valid and legally binding obligation enforceable against the Guarantor in accordance with its terms.

                  (c) Authorization; No Conflict. Neither the execution, delivery and performance of the Agreement by the Guarantor, nor the performance of its terms, conditions or provisions by the Guarantor (i) conflicts with, violates or results in a breach of any law, administrative regulation or court decree applicable to the Guarantor, (ii) conflicts with, or results in a breach of, any of the terms, conditions or provisions of any restriction to which the Guarantor is subject.

                  (d) Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, exchange control authority or instrumentality, in any country, is or will be necessary to the valid execution, delivery or performance (including making all payments in United States currency as, when and where due) by the Guarantor of this Agreement.

                  (e) Financial Statements. The financial statements of the Guarantor which have been delivered to the Bank fairly present the financial condition of the Guarantor as of the dates thereof, all in accordance with generally accepted accounting principles consistently applied, and since such dates, there has been no material adverse change in such condition.

                  (f) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the properties of the Guarantor before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Guarantor, would have a material adverse effect on its financial condition or properties.

                  (g) Disclosure. There are no facts that the Guarantor has failed to disclose to the Bank that, individually or in the aggregate, materially adversely affect or, as far as the Guarantor can foresee, will materially adversely affect the business, properties, operations or condition (financial or otherwise) or prospects of the Guarantor.

                  (h) Subordination. The Bank's agreement to issue the Letter of Credit is acknowledged to be conditioned upon the subordination of the Guarantor's management fees to the payment of Bonds and the obligations owing to the Bank under this Agreement, and to the extent not specifically provided for in the Basic Documents, the Guarantor hereby subordinates the payment of such fees to the prior payment in full of the Bonds and the obligations owing to the Bank under this Agreement, and agrees that no payment thereof shall be made while there remains a payment default on the Bonds or under this Agreement.

                  SECTION 6. Covenants of the Partnership. The Partnership shall, unless the Bank shall otherwise consent in writing, observe and perform the following covenants and agreements:

                  (a) Preservation of Legal Existence, etc. The Partnership shall preserve and maintain its legal existence, rights and privileges in the State of Florida.

                  (b) Compliance with Laws, etc. The Partnership shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially and adversely affect the business or condition of the Partnership, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith.

                  (c) Maintenance of Insurance. The Partnership shall cause to be maintained insurance with responsible and reputable insurance companies or associations casualty, public liability and other insurance in such amounts and covering such risks as are reasonably satisfactory to the Bank, and shall cause the Bank to be named in all policies as loss payee and an additional insured as its interests may appear and shall provide evidence of compliance with this covenant to the Bank in the form of certificates of insurance and endorsements.

                  (d) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, the Partnership shall permit the Bank or any agents or representatives of the Bank to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Partnership and discuss the general business affairs of the Partnership with its officers.

                  (e) Records and Accounts. The Partnership shall keep true records and books of account in which entries will be made in accordance with Generally Accepted Accounting Principles consistently applied and will maintain accounts and reserves adequate in the opinion of the Partnership for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies and all other proper reserves.

                  (f) Payment of Debts, Taxes, etc. The Partnership shall pay, or cause to be paid, all of its debts and perform, or cause to be performed, all of its obligations promptly and in accordance with the respective terms thereof, and promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it, upon its income or receipts or upon any of its assets or properties before the same shall become in default, as well as pay all lawful claims for labor, materials and supplies or otherwise that, if not so paid, could or would result in the imposition of a lien or charge upon such assets or properties or any part thereof; provided, however, that it shall not constitute an Event of Default hereunder if the Partnership fails to perform any such obligation or to pay any such debt (except for any indebtedness owing under or in respect of any Bond Document), tax, assessment, or governmental or other charge, levy or claim that is being contested in good faith and by proper proceedings diligently pursued, if the effect of such failure to pay or perform has not been to accelerate the maturity thereof or of any other debt or obligation of the Partnership or to subject any part of the assets and properties of the Partnership to forfeiture, and if the Partnership has obtained therefor an adequate bond or adequate insurance or established therefor a reserve of an adequate amount.

                  (g) Further Assurances. The Partnership shall execute and deliver to the Bank such further instruments, provide it with such further data and information and take such further action as the Bank may reasonably request or as may be necessary further to effect the purposes of the Basic Documents.

                  (h) Financial Statements and Other Information. The Partnership shall furnish to the Bank such information including, without limitation, prompt notice of the commencement of any material litigation against the Partnership, and all financial statements prepared by the Partnership for its own use and accountants' management letters, respecting the business, properties or the condition or operations, financial or otherwise, of the Partnership as the Bank may from time to time reasonably request.

                  (i) Maintenance of Properties. The Partnership shall cause all of its properties used or useful in the conduct of its business as it relates to the Project to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (j) Conduct of Business. The Partnership shall continue to engage primarily in the business now conducted by it and not change the general nature of its business without prior written consent of the Bank.

                  (k) Financial Covenants. The Project shall maintain a 1:1 debt service coverage ratio. The debt service coverage ratio shall be calculated as follows: net profit after tax plus depreciation and amortization expense minus dividends paid, plus interest expense plus management and guaranty fees (other than those management and guaranty fees expressly subordinated to the obligations owing to the Bank under the Agreement) divided by current maturities of long-term debt, plus interest expense.

                  (l) ERISA Compliance. The Partnership will maintain each of its pension plans or programs as to which it may have liability in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder the failure to comply with which, could subject the Partnership to a tax or penalty which might have material adverse effect on its financial condition.

                  (m) Hazardous Substances.

                  (i) The Partnership shall use its best efforts to comply with, and ensure substantial compliance by all tenants or occupants of the Project with all applicable Hazardous Substance Laws relating to or affecting the Project, and the Partnership shall use its best efforts to keep the Project free and clear of any liens imposed pursuant to any applicable Hazardous Substance Laws, all at the Partnership's sole cost and expense. The Partnership will at all times obtain and or maintain all licenses, permits and/or governmental or regulatory actions made known to the Partnership or of which the Partnership is or becomes aware of which are necessary to comply with applicable Hazardous Substance Laws relating to or affecting the Project or the Partnership's use of the Project, and the Partnership shall be and shall continue to be at all times in substantial compliance with the terms and provisions thereof.

                  (ii) The Partnership agrees to indemnify the Bank and hold the Bank harmless from and against any and all losses, liabilities, including liability, damages, injuries, expenses, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Bank by any person or entity or governmental agency for, with respect to or as a result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Project of any Hazardous Substance (including, without limitation, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims, asserted or arising under the Comprehensive

         Environmental Response, Compensation and Liability Act, any so called federal, state or local "Superfund" or "Superlien" laws, and any statute, law ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning any Hazardous Substance).

                  (iii) If the Partnership receives any notice of (A) the happening of any significant event involving the use, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance at the Project site or in connection with the Partnership's operations thereon, or (B) any environmental compliant, then the Partnership shall immediately notify the Bank in writing of said notice.

                  (iv) The Bank shall have the right in its sole discretion under the circumstances set forth below, to require the Partnership to perform (at the Partnership's expense) an environmental risk assessment, each of which must be satisfactory to the Bank, with regard to the Project or with regard to the hazardous waste management practices used directly by the Partnership or by its agents in connection with the Project. Such audit or environmental risk assessment shall be reasonable in scope, and the Partnership shall have the opportunity to review and participate in any such audit or assessment and participate in any such determination as to scope. Said audit and/or risk assessment must be an environmental consultant satisfactory to the Bank and may be requested by the Bank in its reasonable business judgment based upon the Bank becoming aware of an event, condition or occurrence involving the use, spill or release of Hazardous Substances on the Project site creating a material or substantial environmental hazard. Prior to making the request for such an environmental audit or environmental risk assessment, the Bank shall notify the Partnership of the basis for its request in writing and with sufficient specificity and the Partnership shall be given 30 days to provide the Bank with either evidence satisfactory to the Bank that the basis for such audit or assessment request is inaccurate or why the condition is not hazardous. Should the Partnership fail to begin any such environmental audit or risk assessment with 60 days of the Bank's written request, the Bank shall have the right but not the obligation to retain an environmental consultant to perform any such environmental audit or risk assessment which reasonably addresses the basis for its concern. All reasonable costs and expenses incurred by the Bank in the exercise of such rights shall be payable by the Bank upon demand and shall be secured by all collateral available to the Bank.

                  (v) The obligations of the Partnership under clause (ii) shall survive the termination of this Agreement.

         (n) Defaults. The Partnership will promptly notify the Bank of any Event of Default of which the Partnership has knowledge, setting forth the details of such Event of Default and any action which the Partnership proposes to take with respect thereto.

         (o) Related Covenants. The Partnership will fully and faithfully perform each of the covenants and agreements required of it pursuant to the provisions of the Basic Documents.

         (p) Basic Documents. Except as permitted in the Basic Documents, the Partnership will not directly or indirectly amend, supplement, terminate or waive, or consent to the amendment, supplement, termination or waiver of, any of the provisions of the Basic Documents or enter into any new Basic Documents, without the express written consent of the Bank as to the form and substance of such new Basic Document or such amendment, supplement, termination, waiver or consent (which consent shall not be unreasonably withheld).

         (q) Transfers or Encumbrances. The Partnership will not hereafter sell, transfer or create or permit the creation of any pledge, assignment, encumbrance, lien, mortgage, restriction, security interest in or to the Project other than the Mortgage and as permitted thereby.

         (r) Reorganization or Fundamental Change. The Partnership will not initiate any proceedings to dissolve or liquidate without making prior provisions for the payment in full of its indebtedness, nor will it sell, lease or transfer a material part of its assets to any person except with the prior written consent of the Bank.

         SECTION 7. Covenants of the Guarantor. (a) The Guarantor covenants to maintain the following financial status until the termination date of the Letter of Credit, with determination of compliance being made quarterly:

                  (i) Current Ratio. The Guarantor shall at all times maintain a "Current Ratio" of at lease 1.5 to 1. "Current Ratio" shall be defined as the ratio of Current Assets to Current Liabilities.

                  (ii) Working Capital. The Guarantor shall at all time maintain a minimum "Working Capital" level of $10,000,000. "Working Capital" shall be defined as Current Assets less Current Liabilities.

                  (iii) Funded Debt to Adjusted Tangible Net Worth Ratio. The Guarantor shall at all time maintain a "Funded Debt" to "Adjusted Tangible Net Worth" ratio of no more than 3.5 to 1 until December 31, 1992 and thereafter of no more than 3.25 to 1. "Funded Debt" is defined as long term debt, but excluding Subordinated Debt, notes payable, current maturities of long term debt, plus capitalized and operating leases, plus all guaranties. "Adjusted Tangible Net Worth" is defined as total equity of the Guarantor, plus approximately Fifteen Million Seven Hundred Forty-Five Dollars ($15,745,000) in deferred income resulting from the profit on the sale of nursing home properties [National] as equity (which amount shall decrease in accordance with the Guarantor's books and records that comply with generally accepted accounting principles), plus "Subordinated Debt", minus good will and unamortized loan costs in excess of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00). "Subordinated Debt" is defined as any indebtedness of the Guarantor which is approved by the Bank and to the extent applicable is calculated in accordance with that certain Loan and Security Agreement dated December 16, 1988 between the Guarantor, the National Health Corporation Leveraged Employee Stock Ownership Trust, Third national Bank in Nashville and certain other parties and that certain Guarantee and Contingent Purchase Agreement dated December 16, 1989 between the Guarantor, Third National Bank in Nashville, and certain other parties.

                  (iv) Tangible Net Worth. The Guarantor shall at all times maintain minimum Tangible Net Worth requirements for the following periods:

                           $44,200,000 from the date hereof through December 30, 1990; and

                           On December 31, 1990 and on subsequent calendar quarter endings, the minimum Tangible Net Worth requirements will increase $1,400,000 per quarter on a cumulative basis.

                  "Tangible New Worth" is defined as total equity of the Guarantor, plus Subordinated Debt, minus good will and unamortized loan costs in excess of One Million Four Hundred Thousand Dollars ($1,400,000).

                  (v) Debt Service Coverage. The Guarantor shall at all times maintain a minimum "Debt Service Coverage" of 1.3 to 1. Debt Service Coverage" is defined as the ratio of (A) the annualized sum of net income, plus depreciation/ amortization, plus interest expense, minus distributions paid to holders of units of the Guarantor in written financial projections furnished to Bank or as actually paid, whichever is greater to (B) interest expense, plus current maturities of long term debt, plus any payments required to fund any guaranty obligations of the Guarantor.

                  (b) Defaults. The Guarantor will promptly notify the Bank of any Event of Default of which the Guarantor has knowledge, setting forth the details of such Event of Default and any action which the Guarantor proposes to take with respect thereto.

                  SECTION 8. Events of Default and Default Rate. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

                  (a) any representation or warranty made by the Partnership or the Guarantor in connection with any Bond Document shall prove to have been false or misleading in any material respect when made, regardless of whether it was made only to the knowledge of the Partnership or the Guarantor; or

                  (b) the Partnership or the Guarantor shall fail to pay when due any amount specified in Section l(a) hereof; or

                  (c) the Partnership and the Guarantor shall fail to pay when due any amount specified in Section l(b) or l(c) hereof and any such failure shall remain unremedied for five days; or

                  (d) the Partnership and the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Partnership and the Guarantor by the Bank; or

                  (e) there shall occur an Event of Default under any other Basic Document;

                  (f) the Partnership shall fail to make any payment owing by it under the Contract when due and payable including, without limitation, the payments specified in Section 5.1 of the Contract;

                  (g) the Partnership or the Guarantor shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

                  (h) an involuntary petition shall be filed under any bankruptcy statute against the Partnership or the Guarantor and such petition shall not have been dismissed within 90 days, or a receiver, custodian, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession or control of all or substantially all of the properties of the Partnership or the Guarantor; or

                  (i) any material provision of this Agreement, or of any of the Basic Documents shall at any time for any reason cease to be valid and binding in accordance with its terms on the Partnership or the Guarantor, or the validly, enforceability, or priority thereof shall be contested by the Partnership or the Guarantor.

                  If the Partnership or the Guarantor fails to make payment of any amounts due hereunder at the time such amounts are due, interest shall accrue and shall be due and payable on demand at the Bank Rate plus 2%.

                  SECTION 9. Rights and Remedies.

                  (a) Defaults under this Agreement. Upon the occurrence of an Event of Default hereunder, the Bank, in its sole discretion, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or in any instrument or assignment delivered to the Bank pursuant to this Agreement or in aid of the exercise of any power granted in this Agreement or any such instrument or assignment and the Bank may:

                  (i) by notice in writing to the Partnership and the Guarantor declare all or any part of the amount equivalent to the Stated Amount available under the Letter of Credit and all obligations then outstanding under this Agreement to be forthwith due and payable, and thereupon the same shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived;

                  (ii) furnish a written notice to the Partnership, the Guarantor and the Trustee stating that an Event of Default exists hereunder and requesting that the Trustee, pursuant to Section 9.2 of the Contract and Section 802 of the Indenture, declare all Bonds then outstanding to be due and payable immediately; and

                  (iii) exercise any rights and remedies available to it by law or under this Agreement, the Guaranty Agreement or any other Basic Document.

                  (b) Default Under Other Documents. The Bank may cure any Event of Default under the Indenture specified by the Trustee; provided, however, that nothing contained herein shall obligate the Bank to cure such an Event of Default.

                  SECTION 10. No Waiver, Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11. Right of Set-Off. Nothing contained in this Agreement shall be deemed to waive or limit in any manner the Bank's right to set off any or all deposits at any time held, and any other indebtedness at any time owing by the Bank to or for the credit or the account of the Partnership and the Guarantor, against any and all obligations of the Partnership and the Guarantor now or hereafter existing in respect of the reimbursement and other obligations of Partnership and the Guarantor hereunder.

                  SECTION 12. Indemnification. To the extent not prohibited by applicable law which cannot be waived, the Partnership and the Guarantor each hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, including those arising from or based upon information furnished by the Partnership and the Guarantor or any other Person and alleged to have contained any material misstatements or to have been materially misleading or to have omitted material information; provided, that the Partnership and the Guarantor shall not required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent but only to the extent caused by the willful misconduct or gross negligence of the Bank. Nothing in this Section 12 is intended to limited the reimbursement obligation of the Partnership and the Guarantor contained in Section 1.

                  SECTION 13. Continuing Obligation; Assignment. All covenants, agreements, representations and warranties made or incorporated herein and in certificates delivered pursuant hereto to the Bank, notwithstanding any investigation made by the Bank or on its behalf, and shall survive the execution and delivery to the Bank hereof and thereof. This Agreement is a continuing obligation and shall (a) be binding upon the Partnership, the Guarantor and their respective successors and assigns and (b) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, that the Partnership and the Guarantor may not assign all or any part of this Agreement without the prior written consent of the Bank.

                  SECTION 14. Transfer of Letter of Credit, Reduction, Reinstatement and Termination of Letter of Credit and Related Matters.

                  (a) The Letter of Credit may be transferred in accordance with the provisions set forth therein.

                  (b) Upon receipt by the Bank of a certificate from the Trustee stating the Partnership is entitled to a credit against the principal amount of Bonds by reason of a partial redemption of such Bonds in accordance with Section 301(e) of the Indenture and certifying the principal amounts of Bonds deemed to have been paid and discharged pursuant to the Indenture, then the stated Amount shall be permanently reduced, without penalty or premium, by an amount equal to the sum of such credit plus an amount equivalent to 210 days' interest thereon at 13% per annum (computed on the basis of a year consisting of 365 or 366 days based on the actual number of days elapsed); provided, that the principal component of any such partial reduction of the Letter of Credit shall be in the amount of $5,000 or an integral multiple thereof.

                  (c) Upon partial reduction of the Stated Amount pursuant to paragraph (b) hereof, the Bank shall have the right, exercisable by prior written notice to the Trustee, to require the Trustee to surrender the Letter of Credit to the Bank on the tenth business day following such notice and to accept on such date, in substitution for the Letter of Credit, a substitute irrevocable letter of credit in the form of Exhibit I hereto, dated such date, for an amount equal to the amount to which the Stated Amount shall have been so reduced but otherwise having terms identical to the Letter of Credit.

                  (d) Upon any remarketing or other sale of Purchased Bonds which have previously been delivered to the Tender Agent, the obligation of the Bank to honor demands for payment under the

Letter of Credit with respect to the payment of principal or the portion of the purchase price corresponding to principal of Bonds will be reinstated by an amount equal to the aggregate principal amount of such Bonds, provided that such reinstatement shall not cause the amount of the Letter of Credit to exceed the Stated Amount (as defined in the Letter of Credit), and provided further, that the Bank shall be under no obligation to consent to any remarketing or other sale of Purchased Bonds.

                  (e) On the Business Day following any drawing on the Letter of Credit, the obligation of the Bank to honor demands for payment under the Letter of Credit for interest, or the portion of purchase price corresponding to interest on the Bonds will be reinstated to an amount equal to 210 days' accrued interest (at an assumed rate of 13% per annum, calculated on the basis of a year of 365 days, based on the actual number of days elapsed) on the outstanding principal amount of the Bonds, provided that the Letter of Credit shall not be reinstated if (i) the Bank has not been reimbursed as required hereunder for such drawing or for a previous or subsequent drawing under the Letter of Credit and the Bank shall have notified the Trustee by telephone or telex prior to the Business Day following the day on which such drawing was made, and subsequently confirmed in writing, that the Letter of Credit shall not be reinstated, or (ii) an Event of Default shall have occurred and then be continuing.

                  (f) Upon termination of the Letter of Credit on the Conversion Date and provided all payment obligations hereunder have been satisfied, the Bank shall promptly refund to the Partnership and the Guarantor all moneys then held by the Bank in the Florida Convalescent Associates Amortization Installment Subaccount created pursuant to Section 1(a)(ii) hereunder.

                  SECTION 15. Liability of Bank. (a) The Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Bank may honor, as complying with the terms of the Letter of Credit and this Agreement, any documents otherwise in order signed or issued by a successor trustee under the Indenture. Any action, inaction or omission on the part of the Bank under or in connection with the Letter of Credit or related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Bank may deem to be applicable, shall be binding upon the Issuer, the Partnership and the Guarantor, shall not place the Bank under any liability to the Issuer, the Partnership and the Guarantor, and shall not affect, impair or prevent the vesting of any of the rights or powers of the Bank hereunder. Nothing in this Section 15(a) is intended or shall be construed to limit the reimbursement obligations of the Partnership and the Guarantor contained in Section 1.

                  (b) If the Partnership and the Guarantor request or consent in writing to any modification or extension of the Letter of Credit or waive failure of any draft, certificate or other document to comply with the terms of the Letter of Credit, the Bank shall be deemed to have relied and be entitled to rely on such request, consent or waiver with respect to any action taken or omitted by the Bank pursuant thereto, and such modification, extension or waiver shall be binding upon the Company and the Guarantor.

                  (c) Notwithstanding anything to the contrary contained in the Agreement, in the event the Bank shall fail to honor a draw properly submitted to it under the terms of the Letter of Credit or there shall have occurred an Act of Bankruptcy of the Bank, all moneys held by the Bank for the benefit of the Partnership and the Guarantor pursuant to Section 1(a)(ii) of this Agreement shall be promptly remitted to the Trustee to be held for the benefit of the Bondholders. Upon the occurrence of a default by the Bank (whether by failure to honor a draw under the Letter of Credit set forth above or an Act of Bankruptcy) and provided the Partnership and the Guarantor have satisfied all obligations to the Bank hereunder, any and all liens, pledges, assignments, transfers and hypothecations granted hereunder or pursuant to the terms hereof shall be, and shall be deemed to be, released, cancelled and satisfied.

                  SECTION 16. Costs, Expenses and Taxes. The Partnership and the Guarantor agree to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, execution, delivery and administration of the Letter of Credit and this Agreement and any other documents which may be delivered in connection therewith including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under the Basic Documents and all costs and expenses, if any, in connection with the enforcement of the Basic Documents and such other documents. In addition, the Partnership shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Basic Documents and such other documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  SECTION 17. Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture. The following terms, not otherwise defined herein, as used in this Agreement and any certificate or document executed in connection therewith shall have the following meanings:

                  "Act of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Partnership, the Guarantors, the Issuer or the Bank under any applicable bankruptcy, insolvency or similar law as now or hereinafter in effect.

                  "Bank Assignment of Mortgage" means the Assignment of Mortgage and Security Agreement, dated as of the Date of Issuance, between the Original Bank and the Bank.

                  "Bank Rate" means the rate announced by the Bank from time to time as its prime rate; any change in the Bank Rate shall take effect on the date specified in the announcement of such change.

                  "Basic Documents" mean each of this Agreement, the Indenture, the Contract, the Bonds, the Mortgage, the Trustee Assignment of Mortgage, the Bank Assignment of Mortgage, the Mortgage Amendment, the Substitution Agreement, the Guaranty Agreement and the Remarketing Agreement.

                  "Bondholder" has the meaning provided for in the Indenture.

                  "Business Day" has the meaning provided for in the Letter of Credit.

                  "Current Assets" means the aggregate amount of assets of the indicated Person which may properly be classified as current assets in accordance with Generally Accepted Accounting Principles on a consolidated basis.

                  "Current Liabilities" means all liabilities of the indicated Person maturing on demand or within one year from the date as of which current liabilities are to be determined and such other liabilities (including taxes accrued or estimated and amounts owed which have been accelerated) as may properly be classified as current liabilities on a balance sheet in accordance with Generally Accepted Accounting Principles on a consolidated basis.

                  "Default" means any Event of Default or any event, circumstance or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default

                                      27 -
including, without limitation, an Event of Default under any Bond Document incorporated by reference in Section 8(e).

                  "generally accepted accounting principles" means generally accepted accounting principles as defined by the Financial Accounting Standards Board as from time to time in effect that are consistently applied and, when used with respect to the Partnership or the Guarantor, as the case may be, that are consistent with the accounting practice of the Partnership or the Guarantor, as the case may be reflected in the financial statements for the Partnership or the Guarantor, as the case may be, with such changes as may be approved by an independent public accountant satisfactory to the Bank.

                  "Guaranty Agreement" means the Guaranty Agreement between the Guarantor and the Bank, substantially in the form attached hereto as Exhibit II.

                  "Hazardous Substances" mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency or by any agency of the State of Florida or the list of toxic pollutants designated in or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any Hazardous Substance Laws.

                  "Hazardous Substance Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or any time hereafter in effect.

                  "Mortgage Amendment" means that certain Amendment No. 1 to Mortgage and Security Agreement, dated as of the Date of Issuance, among the Company, the Trustee and the Bank.

                  "Participant means any bank or financial institution to which the Bank or any Participant has granted a participation in the Letter of Credit.

                  "Person" means a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

                  "Project" has the meaning provided for in the Indenture.

                  "Stated Amount" means the Stated Amount in effect under the Letter of Credit from time to time.

                  "Substitution Agreement" means the Substitution Agreement dated of the Date of Issuance among the Company, the Guarantor, James McCarver, the Original Bank, the Bank, the Issuer, the Original Trustee, the Co-Trustee and the Trustee.

                  "Termination Date" means the date on which all Bonds have been paid in full, all amounts due hereunder to the Bank have been paid in full and the collateral securing this Agreement has been released by the Bank.

                  "Trustee Assignment of Mortgage" means the Assignment of Mortgage and Security Agreement, dated as of the Date of Issuance, between the Original Trustee and the Trustee.

                  Any reference in this Agreement to the Issuer or the Trustee shall include those which succeed to their functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions. Any reference in this Agreement to any statute or law or chapter or section thereof shall include all amendments, supplements or successor provisions thereto.

                  SECTION 18. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Partnership and the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 19. Notices. Unless otherwise specifically provided for in this Agreement, all notices, requests and other communications shall be in written (including telecopy, telex or similar writing) form and shall be given to the party to whom sent, addressed to it, at its address set forth below or such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the other parties set forth below. Each such notice, request or communication shall be effective (i) if given by telex or telecopy means, which such communication is transmitted to the address specified below and the appropriate answer back is received, (ii) if given by mail, four Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, which delivered at the address specified below.

                  If to the Partnership:

                           Florida Convalescent Associates
                           c/o Florida Convalescent Centers, Inc.
                           8242 Cypress Hollow Drive
                           Sarasota, Florida 34238
                           Attention: James McCarver

                           Telephone: (813) 921-6061

                                    and

                  If to the Guarantor:

                           National HealthCorp L.P.
                           100 Vine Street
                           P.O. Box 1398
                           Murfressboro, Tennessee 37133
                           Attention: Richard F. LaRoche, Jr.

                           Telephone: (615) 890-2020
                           Fax:       (615) 890-0123

                  If to the Bank:

                           The Bank of Tokyo, Ltd., New York Agency
                           National Banking Department
                           100 Broadway
                           New York, New York 10005

                           Telephone: (212) 766-3539
                           Fax:       (212) 349-7964

                  SECTION 20. Participations. The Bank may at any time grant a participation to any Participant in any or all of the obligations of the Partnership and the Guarantor hereunder and under the Letter of Credit; provided that the Partnership and the Guarantor shall have the right to continue to deal solely with the Bank, and further provided that no such participation shall cause any national rating agency to withdraw or lower the bond rating of the Bonds, if the Bonds are then rated, or affect the tax-exempt status of interest on the Bonds.

                  SECTION 21. Jurisdiction. The Partnership and the Guarantor each agrees that any legal action or proceeding in connection with this Agreement, the Letter of Credit or the Basic Documents involving the Bank (other than the Mortgage) will be brought in the courts of the State of New York located in the

Borough of Manhattan, City of New York or in the United States District Court for the Southern District of New York, and may be brought by the Bank in such courts or any other court to the jurisdiction of which the Partnership or the Guarantor or any of their respective property is or may be subject. The Partnership and the Guarantor each irrevocably submits to the jurisdiction of said courts of the State of New York or the United States, and to the extent permitted by applicable law, each waives and agrees not to assert, as a defense or otherwise, in any such action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the action or proceeding is brought in an inconvenient forum or the venue thereof is improper, or that the Basic Documents or the subject matter thereof may not be enforced in or by such courts. The Partnership and the Guarantor each agrees that service of process may be made on its by certified or registered mail to the address specified in Section 19, or any other method authorized by the laws of the State of New York.

                  SECTION 22. Waiver of Jury Trial. IN CONSIDERATION OF THE LETTER OF CREDIT AND THE INTEREST, FEES AND COLLATERAL WITH RESPECT THERETO PROVIDED FOR IN THE BASIC DOCUMENTS, AND THE FACT THAT THE TIME AND EXPENSE REQUIRED FOR A TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL, THE BORROWER, THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE BASIC DOCUMENTS, OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  SECTION 23. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  SECTION 24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  SECTION 25. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                    FLORIDA CONVALESCENT ASSOCIATES

                                    By: Florida Convalescent Centers,
                                        Inc.

                                                      General Partner


                                    By: /s/
                                        ----------------------------------
                                        Title:  President

                                    NATIONAL HEALTHCORP L.P.

                                    By: NHC, Inc.
                                           Managing Partner

                                    By: /s/
                                        ----------------------------------
                                        Title:  Senior Vice President

                                    THE BANK OF TOKYO, LTD.
                                    NEW YORK AGENCY

                                    By: /s/
                                       -----------------------------------
                                       Title: Attorney-in-Fact